UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

December 8, 2016

DEVRY EDUCATION GROUP INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

(630) 515-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 8, 2016, DeVry Education Group Inc. (“DeVry Group”) entered into a letter agreement (the “Letter Agreement”) with Michael W. Malafronte and International Value Advisers, LLC, relating to the Support Agreement (the “Support Agreement”) previously entered into on June 29, 2016 by and among DeVry Group, International Value Advisers, LLC and affiliated parties listed therein (collectively, “IVA”), and Michael W. Malafronte, in his individual capacity and as a member of IVA.  In particular, the Support Agreement provides that Mr. Malafronte’s resignation from the board of directors of DeVry Group shall become effective in the event IVA and IVA Affiliates (as defined in the Support Agreement) ceases collectively to beneficially own or have other ownership interest in aggregate Net Long Positions (as defined under the Support Agreement) of at least 10% of the outstanding shares of DeVry Group common stock (the “10% Ownership Requirement”).  Pursuant to the Letter Agreement, DeVry Group has agreed that Mr. Malafronte may remain a member of the board of directors for the duration of his term ending at the 2017 annual meeting of shareholders even if the 10% Ownership Requirement is not otherwise met during such term.

The foregoing description of certain terms contained in the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Letter Agreement  filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

10.1	Letter Agreement dated December 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY EDUCATION GROUP INC.
(Registrant)

Date: December 8, 2016	By:	/s/ Kathleen Carroll
Kathleen Carroll
Vice President and Controller